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                                                                 Exhibit 10.1.13

                      NONQUALIFIED STOCK OPTION AGREEMENT

                                                           Date of Grant: [DATE]

                                                      Number of Shares: [NUMBER]

                                               Exercise Price Per Share: [PRICE]


  [NAME]

  [ADDRESS]

  [CITY, STATE, ZIP]


Dear   [SALUTATION]:

     We are pleased to inform you that, as a key employee of Terra Industries Inc. (the "Corporation") or a Subsidiary thereof, you have been granted, under the Terra Industries Inc. 1992 Stock Incentive Plan, a Nonqualified Stock Option, evidenced by this letter, to purchase up to a total of the number of Common Shares set forth above at the exercise price per share set forth above and on the terms and conditions set forth below. The Option is not intended to be an incentive stock option within the meaning of section 422 of the Internal Revenue Code.

1. The Option cannot be exercised unless you sign your name in the space provided on the copy of this letter enclosed with this letter and deliver it to the Corporate Secretary of the Corporation, Terra Centre, 600 Fourth Street, Sioux City, Iowa 51101, before 4:30 p.m. central time on [DATE]. If the Corporate Secretary does not have your properly executed copy of this letter before such time, then, anything in this letter to the contrary notwithstanding, this award shall terminate and be of no effect. Your signing and delivering a copy of this letter will not commit you to purchase any of the shares that are subject to the Option, but will evidence your acceptance of the Option upon the terms and conditions herein stated.

2. Subject to the provisions of this letter, the Option shall be exercisable, in whole at any time or in part from time to time, in integral multiples of 100 shares each (to the maximum extent possible), during the period set forth in this Section 2.

     a. The Option shall be exercisable with respect to one-third of the Number of Shares set forth above beginning on the first business day following the first anniversary of the Date of Grant.

     b. The Option shall be exercisable with respect to the next one-third of the Number of Shares set forth above beginning on the first business day following the second anniversary of the Date of Grant.

     c. The Option shall be exercisable with respect to the final one-third of the Number of Shares set forth above beginning on the first business day following the third anniversary of the Date of Grant.
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     d. The Option shall be exercisable with respect to all of the Number of
Shares set forth above beginning on the day any one of the following occurs: (i) any person or group of persons acting in concert (other than Minorco, a company incorporated under the laws of Luxembourg as a societe anonyme, and its affiliates or a group consisting solely of such persons (the "Minorco Affiliates")) acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934) of the outstanding securities (the "Voting Shares") of the Corporation in an amount having, or convertible into securities having, 25% or more of the ordinary voting power for the election of directors of the Corporation, provided that this 25% beneficial ownership trigger shall apply only when the Minorco Affiliates no longer own 50% or more of the Voting Shares;
(ii) during a period of not more than 24 months, a majority of the Board of Directors of the Corporation ceases to consist of the existing membership or successors nominated by the existing membership or their similar successors;
(iii) all or substantially all of the individuals and entities who were the beneficial owners of the Corporation's outstanding securities entitled to vote do not own more than 60% of such securities in substantially the same proportions following a shareholder approved reorganization, merger, or consolidation; or (iv) shareholder approval of either (A) a complete liquidation or dissolution of the Corporation or (B) a sale or other disposition of all or substantially all of the assets of the Corporation, or a transaction having a similar effect.

     e. The Option shall in all events terminate at the close of business on the last business day preceding the tenth anniversary of the Date of Grant, but shall be subject to earlier termination as provided in Section 4 hereof.

3. The Option shall not be transferable by you otherwise than by will or by the laws of descent and distribution. During your lifetime, the Option shall be exercisable only by you.

4. If your employment with the Corporation and all Subsidiaries terminates during the term of this agreement, the Option shall automatically terminate and cease to be exercisable, except the term shall be extended (subject to Section
2e) as follows:

     a. If your employment terminates by reason of death, the Option shall terminate and cease to be exercisable one year from the date of death.

     b. If your employment terminates by reason of Total Disability or Retirement, the Option shall terminate and cease to be exercisable three years from the date of Total Disability or Retirement.

     c. If your employment terminates on or subsequent to the circumstances contemplated in Section 2d, the Option shall terminate and cease to be exercisable two years from the date of such "change in control".

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     d. Notwithstanding the foregoing, in cases of special circumstances the
Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Corporation, extend the term of this Option with respect to all or a portion of the Number of Shares set forth above for such period of time as the Committee deems appropriate.

5. The Corporation shall not be obligated to deliver any shares until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which are listed outstanding shares of the same class as that of the shares at the time subject to the Option and until there has been compliance with such laws or regulations as the Corporation may deem applicable. The Corporation agrees to use its best efforts to effect such listing and compliance. No fractional shares will be delivered.

6. For the purposes of this Agreement: (a) a transfer of your employment from the Corporation to a Subsidiary or vice versa, or from one Subsidiary to another, without an intervening period, shall not be deemed a termination of employment, and (b) if you are granted in writing a leave of absence, you shall be deemed to have remained in the employment of the Corporation or a Subsidiary during such leave of absence.

7. In the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization, the number or kind of shares that are subject to the Option immediately prior to such event shall be proportionately and appropriately adjusted without increase or decrease in the aggregate option price to be paid therefor upon exercise of the Option. The determination of the Committee as to the terms of any such adjustment shall be binding and conclusive upon you and any other person or persons who are at any time entitled to exercise the Option.

8. Neither you nor any other person shall have any rights of a stockholder as to shares under the Option until, after proper exercise of the Option, such shares shall have been recorded on the Corporation's official stockholder records as having been issued or transferred.

9. Subject to the terms and conditions of this Agreement, the Option may be exercised in whole at any time or in part from time to time in intregal multiples of 100 shares each (to the maximum extent possible) by a written notice on a form approved by the Committee that (i) is signed by the person or persons exercising the Option, (ii) is delivered to the Corporate Secretary of the Corporation, Terra Centre, 600 Fourth Street, Sioux City, Iowa 51101 (or at such other place that the Corporate Secretary may specify by written notice to you), (iii) signifies election to exercise the Option, (iv) states the number of shares as to which it is being exercised, and (v) is accompanied by payment in full of the exercise price of such shares. If a properly executed notice of exercise of the Option is not delivered to and in the hands of the Corporate Secretary of the Corporation by the applicable expiration date or dates of this Option, such notice will be deemed null and void and of no effect. If notice of exercise of the Option is given by a person or persons other than you, the Corporation may require as a condition to exercise of the Option the submission to the Corporation

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of appropriate proof of the right of such person or persons to exercise the
Option. Certificates for shares so purchased will be issued and delivered as soon as practicable.

10. Payment of the exercise price for shares may be made in cash, by the delivery of or certification of ownership of Common Shares that have been held by you for a period of at least six months with a Fair Market Value equal to the exercise price, or by a combination of cash and such shares that have been held by you for a period of at least six months.

11. You hereby agree to pay to the Corporation, or otherwise make arrangements satisfactory to the Corporation regarding payment of, any federal, state or local taxes required or authorized by law to be withheld with respect to the award of this Option or its exercise (the "Withholding Taxes"). The Corporation shall have, to the extent permitted by law, the right to deduct from any payment of any kind otherwise due to the Employee, any Withholding Taxes and to condition the delivery of the Common Shares after the exercise of the Option on the payment to the Corporation of the Withholding Taxes. In lieu of the payment of such amounts in cash, you may pay all or a portion of the Withholding Taxes by (i) the delivery of Common Shares not subject to any Restriction Period or
(ii) having the Corporation withhold a portion of the Common Shares otherwise to be delivered upon exercise of the Option.

     The Option is issued pursuant to the Plan and is subject to its terms. Capitalized terms used in this letter have the same meanings as defined in the Plan. A copy of the Plan is being furnished to you with this letter and also is available on request from the Corporate Secretary of the Corporation.

                                  Very truly yours,

                                  TERRA INDUSTRIES INC.


                              By:
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                                  President and Chief Executive Officer


                              By:
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                                  Senior Vice President, General Counsel
                                  and Corporate Secretary

I hereby agree to the terms and conditions set forth above and acknowledge receipt of the 1992 Stock Incentive Plan and the Prospectus covering shares issued under that Plan.


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Signature of Employee

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